EXCHANGE AGREEMENT

                        December 31, 1993



          The parties to this agreement are Maryland Cable Partners, L.P., a Delaware limited partnership ("Newco"), ML Media Opportunity Partners, L.P., a Delaware limited partnership ("ML Opportunity"), Maryland Cable Corp., a Maryland corporation ("Maryland Cable"), Maryland Cable Holdings Corp., a Maryland corporation ("Holdings"), ML Cable Partners, a New York general partnership ("ML Cable"), Water Street Corporate Recovery Fund I, L.P. (the "Water Street Fund") and the other parties listed on schedule 1.

          The Water Street Fund and each of the parties listed on
schedule 1 (collectively, the "Holders") holds 15-3/8% Senior Subordinated Discount Notes due 1998 ("Bonds") of Maryland Cable and shares of Class B Common Stock ("Class B Shares") of Holdings, in the amounts set forth on schedule 1. All of the Holders together own the original principal amount of the Bonds set forth on schedule 1 (or the aggregate percentage of the amount outstanding set forth on schedule 1) and the number of Class B Shares set forth on schedule 1 (or the aggregate percentage of the outstanding Class B Shares set forth on schedule 1).

          ML Opportunity owns 18,000,000 shares of Common Stock of Holdings (the "Common Shares"), which constitute all of the outstanding shares of Common Stock of Holdings; ML Opportunity holds Subordinated Promissory Notes of Holdings in the aggregate principal amount of $3,600,000, together with accrued interest thereon (collectively, the "Subordinated Notes"); and ML Opportunity is owed by Maryland Cable as of December 31, 1993 deferred management fees (the "Deferred Fees") pursuant to the Fee Sharing Agreement dated November 14, 1988 between ML Opportunity and Maryland Cable (the "Fee Sharing Agreement").
          ML Cable holds a $6,830,000 participation in the senior bank debt of Maryland Cable pursuant to the Amended and Restated Credit Agreement (the "Amended Credit Agreement") dated as of September 6, 1991.
          The general partner of Newco is Maryland Cable General Partner, Inc., a Delaware corporation (the "General Partner"), all of the outstanding stock of which is owned by the Water Street Fund.
          This agreement provides for (1) the exchange by the Holders of their Bonds and Class B Shares for limited partnership interests in Newco and shares of the General Partner, (2) the repayment to ML Cable of $6,830,000, plus accrued interest thereon, as part of the repayment of the debt under the Amended Credit Agreement, (3) the exchange by ML Opportunity of the Subordinated Notes and its right to the Deferred Fees for $2,670,000 in cash, (4) the exchange by ML Opportunity of the Common Shares for $100, and (5) a payment of $500,000 to MultiVision Cable TV Corp. ("MultiVision"), the current manager of the television systems (the "Systems") owned by Maryland Cable, for severance and other expenses resulting from the termination of its management of the Systems.

          It is therefore agreed as follows:

          1.   Exchanges and Payments.
          1.1 Holder Exchanges. At the Closing (as defined in section 5), each Holder shall transfer and assign to Newco all of its Bonds (including any accrued interest thereon) and all of its Class B Shares in exchange for (a) the limited partnership interest in Newco set forth beside such Holder's name on schedule 1, and (b) that number of shares of common stock of the General Partner set forth beside such Holder's name on schedule 1.

          1.2 Payments to ML Opportunity and Affiliates. At the Closing, after the liquidations referred to in section 10.7, the following payments shall be made:
               (a) ML Opportunity shall be paid $2,670,000 in cash in exchange for:
                    (1)  the transfer and assignment to Newco of
     all of the Subordinated Notes (including any accrued interest thereon); and
                    (2)  the transfer and assignment to Newco of
     ML Opportunity's right to receive the Deferred Fees (including any accrued interest thereon).
               (b) ML Opportunity shall be paid $100 in exchange for all of the Common Shares.
               At the Closing, ML Cable shall also be paid the $6,830,000 principal amount of its participation in the senior bank debt of Maryland Cable under the Amended Credit Agreement, together with accrued interest thereon, and any other amounts payable to it under the Amended Credit Agreement.
               In addition, MultiVision shall be paid $500,000 to partially reimburse it for severance and other expenses resulting from the termination of MultiVision as the manager of the Systems. Payment shall be made to MultiVision at the Closing, unless MultiVision enters into the Management Agreement pursuant to section 3.2, in which case payment shall be made upon termination of the Management Agreement.

          2. Interim Management. As compensation for managing the day-to-day operations of the Systems from the date of this agreement through the Closing, Maryland Cable shall pay to ML Opportunity at the Closing an amount equal to the excess of (a) the percentage determined pursuant to the table below of the Gross Revenues of the Systems for the period from the date of this agreement through the Closing over (b) the amount paid to MultiVision under the Cost Allocation Agreement with respect to that period:
If the Closing Occurs in           Percentage
     March, 1994                        4.70%
     April, 1994                        4.70%
     May, 1994                          4.70%
     June, 1994                         4.70%
     July, 1994                         4.70%
     August, 1994                       4.40%
     September, 1994                    4.10%
     October, 1994                      3.90%
     November, 1994                     3.75%
     December, 1994                     3.60%
      or thereafter
In addition, Maryland Cable shall reimburse ML Opportunity for all out-of-pocket expenses to third parties incurred by ML Opportunity in managing the Systems. As used in this Agreement, Gross Revenues means the gross revenues of the Systems from all normal operating sources. Gross Revenues for any portion of a month during the period from the date of this agreement through the Closing shall be the pro-rata portion of the Gross Revenues for the entire month based on the number of days in that month during the period.
          If there is a prepackaged bankruptcy as contemplated by
section 10.4, each date on the chart set forth above shall move back one month.
          3.   Execution of Agreements.
          3.1 Partnership Agreement. At the Closing, each of the Holders shall execute a Partnership Agreement of Newco substantially in the form attached hereto as exhibit A (the "Partnership Agreement").

          3.2 Management Agreement. At the Closing, either Newco shall enter into a Management Agreement with a manager other than ML Opportunity on such terms as they may agree upon or Newco and ML Opportunity shall execute a Management Agreement substantially in the form attached hereto as exhibit B (the "Management Agreement"), providing, inter alia, for ML Opportunity to manage the day-to-day operations of the Systems for a management fee of 4.7% of the Gross Revenues of the Systems plus reimbursement for all out-of-pocket expenses to third parties incurred by it as manager. Newco shall notify ML Opportunity at least 30 days prior to the Closing whether Newco will enter into a Management Agreement with ML Opportunity. At the Closing, Maryland Cable's participation under the Agency and Cost Allocation Agreement dated as of January 20, 1988, as amended, shall terminate.

          3.3 Releases. At the Closing, (1) each of the Holders and ML Opportunity shall execute a general release in favor of Newco, Maryland Cable and Holdings, (2) Newco, Maryland Cable and Holdings shall execute general releases in favor of ML Opportunity and each of the Holders, (3) each of the Holders shall execute a general release in favor of ML Opportunity, except that the release shall exclude any actions by ML Opportunity in the management of Maryland Cable of a type that if such action had been taken by the general partner of ML Opportunity the general partner would not have been entitled to indemnification for such action under the Partnership Agreement of ML Opportunity, and (4) ML Opportunity shall execute a general release in favor of each of the Holders, all of such releases (the "General Releases") to exclude only claims for breach of covenant in, or breach of any representation or warranty that survives the Closing under, this agreement and the other agreements contemplated by this agreement.

          4. Refinancing. The Water Street Fund shall use reasonable efforts to arrange for Newco to borrow $100,000,000 in senior bank debt on terms reasonably satisfactory to the Water Street Fund. ML Opportunity shall cooperate with the Water Street Fund in all reasonable respects in connection with the refinancing.

          5. Closing. The closing of the transactions contemplated by this agreement (the "Closing") shall take place at the offices of Proskauer Rose Goetz & Mendelsohn, 1585 Broadway, New York, New York upon at least 10 days prior notice given by Newco within 30 days after the conditions specified in section 11 have been fulfilled (or at such other place or time as ML Opportunity and the holders of a majority in principal amount of the total outstanding Bonds may agree upon in writing). The date on which the closing is held is referred to in this agreement as the "Closing Date."

          5.1  Closing Deliveries.  At the Closing:
               (a) each Holder shall deliver to Newco (i) its Bonds, together with an assignment properly executed, (ii) certificates evidencing its Class B Shares, together with a stock power properly executed, and (iii) an executed counterpart of the Partnership Agreement;
               (b) ML Opportunity shall deliver to Newco (i) the Subordinated Notes, together with an assignment properly executed, (ii) an assignment of the Deferred Fees, (iii) certificates evidencing the Common Shares, together with a stock power properly executed, and (iv) if applicable, an executed counterpart of the Management Agreement;
               (c) Newco or the General Partner shall deliver to each Holder (i) a fully executed counterpart of the Partnership Agreement, and (ii) a stock certificate evidencing its shares in the General Partner; and
               (d) If applicable, Newco shall deliver to ML Opportunity an executed counterpart of the Management Agreement.
               In addition, the General Releases shall be delivered.
          6. Representations and Warranties of the Holders. Each of the Holders severally and only as to itself represents and warrants to the other parties hereto that:

          6.1 Authority. Such Holder has the full right, power and authority to execute and deliver this agreement and to perform its obligations hereunder; its execution, delivery and performance of this agreement have been duly and validly authorized by all necessary corporate or partnership action; and this agreement constitutes a valid and binding obligation of such Holder, enforceable against it in accordance with its terms.

          6.2 Consents. The execution, delivery and performance of this agreement by such Holder will not (i) conflict with its certificate of incorporation or by-laws or certificate of partnership or partnership agreement, as the case may be; (ii) conflict with, or result in a breach or termination of or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgement or decree, by which it is bound; (iii) constitute a violation by it of any law applicable to it; or (iv) result in the creation of any lien, claim, charge or encumbrance ("Lien") upon its Bonds or Class B Shares. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on its part in connection with the execution, delivery and performance of this agreement, except for the filings referred to in section 10.1.

          6.3  Title.  The Bonds and Class B Shares listed on
schedule 1 opposite such Holder's name are all of the Bonds and Class B Shares owned by such Holder and its affiliates (as defined in the rules under the Securities Act of 1993, as amended). Such Holder has valid and marketable title to, and is the sole legal and beneficial owner of, its Bonds and Class B Shares, and will transfer these Bonds and Class B Shares to Newco, free and clear of any Lien.

          6.4 Sophisticated Investor. Such Holder has such knowledge and experience in finance and business matters that it is capable of evaluating the merits and risks of accepting the Newco partnership interests under the terms and conditions of this agreement and has adequate information concerning the business and financial condition of Maryland Cable and Newco to make an informed decision regarding the acquisition of the Newco partnership interests and has, based on such information such Holder has deemed appropriate, made its own analysis and decision to enter into this agreement. Such Holder acknowledges and agrees that it has been provided an opportunity to obtain from each of Maryland Cable and Newco, and has so obtained, copies of such documents and the information as it has deemed appropriate in making its own evaluation of the Newco partnership interests and the potential for any recovery based upon the Newco partnership interests and its decision to enter into this agreement. Such Holder is an "accredited investor" as described in Rule 501 of the Securities Act of 1933, as amended (the "Securities Act").

          6.5 No Distribution. Except as contemplated by this agreement, such Holder is acquiring the Newco partnership interests for investment purposes only and such Holder is not acquiring the Newco partnership interests with a view to the public distribution thereof. Such Holder acknowledges that the Partnership Agreement restricts transfer of the Newco partnership interests and that the Newco partnership interests have not been registered under the Securities Act and such interests may not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

          7.   Representations and Warranties of ML Opportunity.
ML Opportunity represents and warrants to the other parties hereto that:

          7.1 Authority. It has the full right, power and authority to execute and deliver this agreement and to perform its obligations hereunder; its execution, delivery and performance of this agreement have been duly and validly authorized by all necessary partnership action; and this agreement constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms.

          7.2 Consents. Except as set forth on schedule 7.2, the execution, delivery and performance of this agreement by it will not (i) conflict with its certificate of partnership or partnership agreement; (ii) conflict with, or result in a breach or termination of or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgement or decree, by which it is bound; (iii) constitute a violation by it of any law applicable to it; or (iv) result in the creation of any Lien upon the Subordinated Notes, the Deferred Fees or the Common Shares. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on its part in connection with the execution, delivery and performance of this agreement, except for the filings referred to in section 10.1.

          7.3 Title. It has valid and marketable title to, and is the sole legal and beneficial owner of, the Subordinated Notes and the Common Shares, free and clear of any Lien, and has the right to receive the Deferred Fees, free and clear of any Lien, except in each case for liens in favor of the lenders under the Amended Credit Agreement, which Liens will terminate on the Refinancing.

          8. Representations and Warranties of Newco. Newco represents and warrants to the other parties hereto that:

          8.1 Organization. It is a limited partnership duly organized and validly existing under the laws of the state of Delaware, with all requisite power and authority to own, operate and lease its property and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing, and is qualified as a limited partnership under the laws of each jurisdiction where its ownership, operation or lease of property or the conduct of its business requires (and, after the Closing, will require) such qualification.

          8.2 Authority. It has the full right, power and authority to execute and deliver this agreement and to perform its obligations hereunder; its execution, delivery and performance of this agreement have been duly and validly authorized by all necessary partnership action; and this agreement constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms.

          8.3 Consents. Except as set forth on schedule 8.3, the execution, delivery and performance of this agreement by it will not (i) conflict with its certificate of partnership or partnership agreement; (ii) conflict with, or result in a breach or termination of or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgement or decree, by which it is bound; or (iii) constitute a violation by it of any law applicable to it. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on its part in connection with the execution, delivery and performance of this agreement, except for the filings referred to in section 10.1.

          9. Representations and Warranties of Maryland Cable and Holdings. Maryland Cable and Holdings jointly and severally represent and warrant to the other parties hereto that:

          9.1 Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland, with all requisite power and authority to own, operate and lease its property and to conduct the business in which it is currently engaged and in which it proposes to be engaged.

          9.2 Authority. It has the full right, power and authority to execute and deliver this agreement and to perform its obligations hereunder; its execution, delivery and performance of this agreement have been duly and validly authorized by all necessary corporate action; and this agreement constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms.

          9.3 Consents. Except as set forth on schedule 9.3, the execution, delivery and performance of this agreement by it will not (i) conflict with its certificate of incorporation or by-laws; (ii) conflict with, or result in a breach or termination of or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgement or decree, by which it is bound; or (iii) constitute a violation by it of any law applicable to it. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on its part in connection with the execution, delivery and performance of this agreement, except for the filings referred to in section 10.1.

          9.4 SEC Documents. (a) Maryland Cable has heretofore delivered to the Holders true and complete copies of its (i) Annual Report for the year ended December 31, 1992, and (ii) Quarterly Reports for the fiscal quarters ended March 31, June 30, and September 30, 1993 (together with the Annual Report, the "SEC Documents"). As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Maryland Cable included in such reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject in the case of the interim statements to year-end audit adjustments, and fairly present in all material respects the financial position of Maryland Cable and the results of its operations and changes in financial position for the respective periods covered thereby.

          9.5 Compliance with Law. Maryland Cable conducts its business in compliance with all applicable laws, regulations or ordinances, except for violations that would not have a material adverse effect upon the business, financial condition, assets, liabilities, or prospects of Maryland Cable.

          9.6 Title to Assets. Except as set forth on schedule 9.6, Maryland Cable has good and marketable title to all of its assets, free and clear of any Lien other than, in the case of real property, easements and encumbrances that do not materially interfere with the use of such real property.

          9.7 Holdings. Holdings engages in no business and has no assets other than its stock of Maryland Cable and no liabilities other than liabilities pursuant to the Amended Credit
Agreement, liabilities with respect to the Subordinated Notes and liabilities to ML Opportunity as described in section 13.

          10.  Further Agreements.
          10.1 Filings. (a) As soon as practicable after the expiration of the 45-day period referred to in section 10.4, Newco and Maryland Cable shall file with the Federal Communications Commission (the "Commission") and with any municipal or county authorities that have issued the franchises for the Systems (the "Municipal Authorities") from which consent to the transactions contemplated by this agreement must be obtained an application or applications requesting consent to such transactions. Maryland Cable shall also apply for extensions of each of the franchises for the Systems as reasonably requested by Newco. All of the parties hereto shall with due diligence take all reasonable steps necessary to expedite the processing of such application or applications and to secure the consents or approvals being sought. All costs and expenses (including the reasonable fees and disbursements of counsel) in connection with the preparation and processing of any such applications shall be borne exclusively by Maryland Cable.

               (b) As soon as practicable after the expiration of the 45-day period referred to in section 10.4, ML Opportunity, Maryland Cable, Holdings, the Water Street Fund and any other Holder shall make any filings required to comply with the Hart-Scott-Rodino Antitrust Improvements Act and shall with due diligence take all reasonable steps, and provide any information requested, to expedite the processing of such filings.

          10.2 Execution by other Holders. Initially this agreement is being executed by Newco, ML Opportunity, Maryland Cable, Holdings, ML Cable and the Water Street Fund. ML Opportunity, Maryland Cable, Holdings and the Water Street Fund shall use reasonable efforts to cause each of the other holders of the Bonds to execute this agreement and become a Holder within 45 days after the date of this agreement.

          10.3 Schedules and Exhibits. Within 30 days after the date of this agreement, the parties shall prepare and deliver the schedules and exhibits to this agreement. The parties shall negotiate in good faith the terms of each of the exhibits to this agreement. If the terms of any schedule to this agreement are not reasonably acceptable to the Water Street Fund, the Water Street Fund may terminate this agreement by notice to the other parties given within five days after the delivery of the schedules.

          10.4 Prepackaged Bankruptcy. If within 45 days after the date of this agreement (a) each of the other holders of the Bonds who holds at least $100,000 aggregate principal amount of the Bonds has not executed this agreement and become a Holder or the holders of at least 99% of the principal amount of the total outstanding Bonds have not executed this agreement and become Holders, or (b) Maryland Cable is unable to obtain the agreements from the lenders referred to in section 10.5 without the payment of any fees, additional interest or other amounts to the lenders, then as soon as practicable thereafter the parties shall prepare all necessary documentation and shall cause Holdings and Maryland Cable to file and shall use reasonable efforts to solicit all necessary consents and approvals for, and to obtain the confirmation and approval of, a prepackaged bankruptcy of Holdings and Maryland Cable to effect the terms of this agreement, provided that the prepackaged bankruptcy of Holdings and Maryland Cable shall be filed only if ML Opportunity and the Water Street Fund believe that the numerosity and other requirements for a prepackaged bankruptcy are reasonably likely to be met. If the requirements for a prepackaged bankruptcy of Maryland Cable are met but the requirements for a prepackaged bankruptcy of Holdings are not met, the parties shall use reasonable efforts to effect a prepackaged bankruptcy of Maryland Cable only to effect the terms of this agreement and shall modify the structure in section 10.7 to the extent necessary to do so. Maryland Cable and the Water Street Fund shall jointly determine whether to establish in such prepackaged bankruptcy a separate, unimpaired class for holders of Bonds who hold less than $100,000 aggregate principal amount of the Bonds and/or are unable to make the representations in sections 6.4. and 6.5.

          10.5 Consent Under Amended Credit Agreement. Maryland Cable shall use reasonable efforts to obtain the agreement from the lenders under the Amended Credit Agreement, on terms satisfactory to the Holders, to (1) defer the maturity of the debt under the Amended Credit Agreement from December 31, 1993 to the Closing Date, (2) cancel the Warrants issued pursuant to the Amended Credit Agreement, without any payment by Maryland Cable, and (3) release all claims against Maryland Cable and all liens, security interests or mortgages on the assets of Maryland Cable upon consummation of the transactions contemplated by this agreement and payment in full of the debt under the Amended Credit Agreement.

          10.6 Other Consents and Releases. Maryland Cable shall use reasonable efforts to obtain all consents and approvals referred to in section 9.3, on terms and conditions reasonably acceptable to the holders of a majority of the Bonds. Newco shall use reasonable efforts to obtain from the suppliers of programming pursuant to the programming agreements listed on schedule 10.6 either releases of ML Opportunity as a guarantor of the obligations of Maryland Cable under such agreements or terminations of those agreements. If Newco is unable to obtain a release or termination of any agreement, from and after the Closing, Newco shall indemnify and hold harmless ML Opportunity from any loss, liability, damage or expense (including, but not limited to, reasonable attorney's fees) resulting from its guaranty of Maryland Cable's obligations under any such programming agreement.

          10.7 Liquidation and Assignment.
               (a) At the Closing, Newco shall contribute the Bonds, the Subordinated Notes and the right to receive the Deferred Fees to Holdings and immediately thereafter Holdings shall contribute the Bonds, the Subordinated Notes and the right to receive the Deferred Fees to Maryland Cable.
               (b) Immediately after the consummation of the contributions referred to in section 10.7(a), Maryland Cable shall be liquidated and all of its assets shall be assigned to Holdings, subject to all of its liabilities, pursuant to the Plan of Dissolution and Complete Liquidation of Maryland Cable in the form attached hereto as Exhibit C, the Assignment in the form attached hereto as Exhibit D, and the Assumption Agreement in the form attached hereto as Exhibit E.
               (c) Immediately after the liquidation of Maryland Cable has been consummated, Holdings shall be liquidated and all of its assets shall be assigned to Newco, subject to all of its liabilities, pursuant to the Plan of Dissolution and Complete Liquidation of Holdings in the form attached hereto as Exhibit F, the Assignment in the form attached hereto as Exhibit G, and the Assumption Agreement in the form attached hereto as Exhibit H. Upon the liquidation of Holdings into Newco, the Bonds, the Subordinated Notes, the right to the Deferred Fees, the Common Shares and the Class B Stock shall all be cancelled.

          10.8 Conduct of Business. Between the date hereof and the Closing Date, Maryland Cable shall operate its business in the ordinary course consistent with prior practices, except as contemplated by this agreement and except for changes required by or resulting from The Cable Television Consumer Protection and Competition Act of 1992.

          10.9 Employees.
               (a)  Employment and Severance.   Any employee of
Maryland Cable who is employed by Newco shall be employed on substantially the same terms and conditions of employment and with employee benefits substantially similar to those provided to such employees by Maryland Cable immediately prior to the Closing. Newco shall give each of the employees of Maryland Cable that it employs past service credit for purposes of eligibility and vesting under all employee benefit plans and payroll practices for employees of Newco established by Newco at or after the Closing. In accordance with Maryland Cable's policies, as described on schedule 10.9, Newco shall pay severance and accrued vacation to any employees of Maryland Cable that (i) Newco does not employ on the Closing, (ii) Newco terminates within 90 days after the Closing, or (iii) Newco offers to employ but who declines employment with Newco.
               (b)  Spinoff of Multivision 401(k) Plan.
                    (1)  The employees of Maryland Cable
     participate in the MultiVision Cable TV Corp. 401(k) Plan (the "401(k) Plan"). Effective on the Closing, Newco shall establish a plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and a trust maintained thereunder intended to be exempt from federal income taxation under Section 501 of the Code ("Newco's Plan") for the benefit of employees of Maryland Cable who become employees of Newco on the Closing Date ("Covered Employees"). Within 120 days after the Closing (or as soon as practicable thereafter), MultiVision shall cause the trustee of the 401(k) Plan to transfer to the funding agent of Newco's Plan, for the benefit of Covered Employees, an amount, in cash, equal to the total account balances (whether or not vested), including actual investment earnings through the date of transfer, held under the 401(k) Plan for the Covered Employees, except for any amounts as to which withdrawal requests have been duly submitted prior to such transfer and which shall be paid by the 401(k) Plan to Covered Employees prior to such transfer in accordance with ERISA and the Code and the terms of the 401(k) Plan (the "Transferred Assets"). Maryland Cable and Newco agree that the Transferred Assets shall not in any event be less than the amount required under Section 414(1) of the Code and the regulations thereunder.
                    (2)  With respect to the transfer of the
     Transferred Assets to Newco's Plan as contemplated herein, ML Opportunity and Newco agree to notify the Internal Revenue Service ("IRS"), no later than 90 days following the Closing (or as soon as practicable thereafter), pursuant to
     Section 6058(b) of the Code, of the contemplated transfer (and to notify any other agency of the United States government entitled by law to such notice) and to provide such further information or documents as the IRS (or other agency) may require. ML Opportunity and Newco agree to use reasonable efforts to obtain any necessary IRS (or other agency) approval without material modification of the transactions contemplated hereby.
                    (3)  Newco's Plan shall provide, as of the
     date of such transfer, benefits for each Covered Employee which are not less than such Covered Employees respective account balances (including any net earnings or losses accrued thereon from the Closing Date to the actual date of transfer) under the 401(k) Plan as of the date of such transfer. As soon as practicable following the Closing, Newco agrees to take all actions necessary to obtain a favorable determination letter from the IRS with respect to Newco's Plan. Newco agrees to indemnify and hold harmless the 401(k) Plan, ML Opportunity, Multivision and other affiliates of Multivision and each of their trustees and fiduciaries from and against any losses, liabilities, claims, damages, costs and expenses relating to (i) the failure by Newco to obtain such favorable determination letter, and (ii) any liability or obligation arising in connection with the transferred accounts of the Covered Employees in Newco's Plan.
                    (4)  Pending the transfer of the Transferred
     Assets, the accounts of the Covered Employees shall remain in the trust fund for the 401(k) Plan and ML Opportunity shall cause the trustee of the 401(k) Plan to pay any current benefits or make any distributions to Covered Employees as they become due.
                    (5)  ML Opportunity and Newco agree to
     provide each other with such records and information as they may reasonably request relating to their respective obligations under this section or the administration of the 401(k) Plan or Newco's Plan.
               (c)  Medical Benefits.  Maryland Cable
participates with MultiVision and ML Media Partners, L.P. in the MultiVision medical plan, which plan is to a large extent self-insured. As of the Closing Date and without any waiting period, Newco shall provide all Covered Employees (and their dependents) with medical benefit coverage under plan(s) maintained or established by Newco. As to any Covered Employee (or a dependent thereof) who was covered by MultiVision's medical plan as of the Closing, Newco shall waive any pre-existing condition exclusions and waiting periods contained in Newco's medical plan (except to the extent that such exclusions would have then applied or waiting periods were not satisfied under MultiVision's medical plan) and credit or otherwise consider any monies paid (or accrued) under Multivision's medical plan by Covered Employees (or their dependents) prior to the Closing Date toward any deductibles, co-pays or other maximums under Newco's medical plan for the first plan year after the Closing Date. Newco shall be responsible for satisfying its obligations under Section 601 et seq. of ERISA and Section 4980B of the Code to provide continuation coverage ("COBRA") to any Covered Employee in accordance with law. In the event that MultiVision is unable to provide COBRA coverage to employees not employed by Newco on the Closing Date, the parties shall make mutually acceptable arrangements for such coverage to be provided. On and after the Closing Date, Newco shall be responsible for claims incurred under the MultiVision medical plan relating to the period prior to the Closing to the extent funds provided by Maryland Cable to such plan before the Closing are not sufficient to satisfy such claims.
          10.10 Other Action. No party to this agreement shall take any action that would result in any of its representations and warranties not being true as of the Closing date. Each of the parties to this agreement shall use reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the parties to consummate the transactions contemplated by this agreement, and ML Opportunity shall use reasonable efforts to cause Holdings and Maryland Cable to perform their respective obligations under this agreement. ML Cable, as a lender under the Amended Credit Agreement, shall consent to the transactions contemplated by this agreement and shall not take any actions inconsistent with the terms of this agreement.

          10.11 Further Assurances. At any time and from time to time after the Closing, each of the parties shall, without further consideration, execute and deliver such additional instruments of transfer, and shall take such other action as Newco may request, to carry out the transactions contemplated by this agreement.

          11.  Conditions Precedent to Closing.
          11.1 Conditions Precedent to Obligations of Each Party.

The obligation of each of the parties to consummate the transactions contemplated by this agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by ML Opportunity and the Holders of a majority in principal amount of the total outstanding Bonds):
               (a)  Newco shall have received, without any
condition or qualification materially adverse to such party or, in the case of the Holders, materially adverse to the proposed operations of Newco, all necessary consents and approvals referred to in section 10.1 to the transactions contemplated by this agreement (but it shall not be a condition that any extension of any franchise be obtained);
               (b) there shall not be in effect an injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the transactions contemplated by this agreement and there shall not be pending any action or proceeding seeking such an injunction or order or which, if adversely determined, would likely have a material adverse effect on the business, financial condition, assets, liabilities or prospects of Maryland Cable and Newco;
               (c) ML Cable shall have been paid the amounts referred to in section 1.2;
               (d) The Default Interest Notes issued pursuant to the Amended Credit Agreement (including any accrued interest thereon) shall have been extinguished by the holders thereof without any payment by Maryland Cable, the warrants issued pursuant to the Amended Credit Agreement shall have been cancelled without any payment by Maryland Cable and Newco shall have completely discharged all of Maryland Cable's obligations under the Amended Credit Agreement, without payment of any fees, additional interest or other amounts to the lenders for deferring the maturity date of the debt or otherwise in respect of the satisfaction of this condition; and
               (e) each representation and warranty of Maryland Cable and Holdings shall be true in all material respects at and as of the time of the Closing with the same effect as though that representation and warranty had been made again at and as of that time.

          11.2 Additional Conditions Precedent to Obligations of Holders. The Holders' obligations to consummate the transactions contemplated by this agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by the Holders of a majority in principal amount of the total outstanding Bonds):
               (a)  each representation and warranty of ML
Opportunity under this agreement shall be true in all material respects at and as of the time of the Closing with the same effect as though that representation and warranty had been made again at and as of that time;
               (b)  ML Opportunity shall have performed and
complied in all material respects with each obligation, covenant and condition required by this agreement to be performed or complied with by it prior to or at the Closing;
               (c)  Newco shall have borrowed at least
$100,000,000 pursuant to the refinancing as provided in section 4 on terms reasonably satisfactory to the Water Street Fund; and
               (d) the Holders shall have received certificates of the general partner of ML Opportunity, dated the Closing Date, certifying to the fulfillment of the conditions set forth in sections 11.2(a) and 11.2(b).

          11.3 Additional Conditions Precedent to Obligations of ML Opportunity. ML Opportunity's obligation to consummate the transactions contemplated by this agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by ML Opportunity):
               (a) each representation and warranty of each of the Holders and Newco under this agreement shall be true in all material respects at and as of the time of the Closing with the same effect as though that representation and warranty had been made again at and as of that time;
               (b) each of the Holders and Newco shall have performed and complied in all material respects with each obligation, covenant and condition required by this agreement to be performed or complied with by it prior to or at the Closing; and
               (c) it shall have received certificates of an appropriate officer of each Holder and of the general partner of Newco, dated the Closing Date, certifying to the fulfillment of the conditions set forth in sections 11.3(a) and 11.3(b).

          12.  Transaction Costs.  If the transactions
contemplated by this agreement are consummated, Maryland Cable shall pay all of the costs of the refinancing referred to in section 4 and all of the reasonable costs and expenses incurred by each of the parties in connection with the transactions contemplated by this agreement, including, but not limited to, the restructuring fee to Daniels & Associates, Maryland Cable's financial advisor, legal fees of Proskauer Rose Goetz & Mendelsohn, Wiley, Rein & Fielding and Meyers, Billingsley, Shipley, Curry, Rodbell & Rosenbaum, P.A., as counsel to Maryland Cable and ML Opportunity, legal fees of Wachtell, Lipton, Rosen & Katz, as counsel to the Water Street Fund, and Dow, Lohnes and Albertson, as regulatory counsel to the Holders, legal fees of the current bank lenders and the new lenders and accounting fees of Deloitte & Touche. If the transactions contemplated by this agreement are not consummated, each party shall bear its own costs in connection with the transactions contemplated by this agreement.

          13. Repayment of Expenses. The Water Street Fund and the Holders acknowledge and agree that Maryland Cable may reimburse ML Opportunity for $176,413 of the actual expenses to third parties, including, but not limited to, legal fees, paid by ML Opportunity on behalf of Maryland Cable and Holdings, and that if such amount is not reimbursed prior to the Closing, such amount shall be reimbursed at the Closing.

          14. Termination. If the closing has not occurred by September 30, 1994, any party may terminate this agreement by notice to the others. The holders of a majority in principal amount of the total outstanding Bonds may terminate this agreement, by notice given to ML Opportunity and Maryland Cable within 30 days after the event giving rise to the termination occurs, if Maryland Cable loses the franchise for any System and that loss has a material adverse effect on the business or financial condition of Maryland Cable or if Maryland Cable files a petition in voluntary bankruptcy or for the appointment of a receiver or trustee under any provision of any bankruptcy or similar law (other than a prepackaged bankruptcy as contemplated by section 10.4) or a petition in respect of bankruptcy, receivership, trusteeship or similar relief shall have been filed against Maryland Cable and not dismissed within 60 days after such filing; upon any such termination, none of the parties shall have any liability of any kind arising out of this agreement other than any liability resulting from its breach of this agreement prior to termination.

          15.  Miscellaneous.
          15.1 Survival of Representations and Warranties. All representations, warranties and agreements in this agreement shall survive the Closing notwithstanding any investigation at any time by or on behalf of any party, and shall not be considered waived by the consummation of the transactions contemplated by this agreement with knowledge of any breach or misrepresentation by any party; provided, however, that the representations and warranties of ML Opportunity, Maryland Cable and Holdings shall not survive the Closing.

          15.2 Notices. Any notice or other communication under this agreement shall be in writing and shall be considered given when delivered personally, one day after being sent by recognized overnight courier or four days after being mailed by registered mail, return receipt requested, to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other):

               If to Newco:

                    c/o the Water Street Fund
                    85 Broad Street
                    New York, New York
                    Attn:  Barry Volpert

               If to ML Opportunity, ML Cable, Maryland Cable or
               Holdings:

                    c/o RP Companies, Inc.
                    350 Park Avenue
                    New York, New York
                    Attn:  I. Martin Pompadur


               If to any Holder, to the address set forth below such Holder's name on schedule 1.



          15.3 No Representations; Amendment. There are no representations or warranties by any party except as set forth in this agreement. This agreement may be amended by the written agreement of ML Opportunity, Maryland Cable and the holders of a majority of the Bonds.

          15.4 Headings. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

          15.5 Governing Law. This agreement shall be governed by and construed in accordance with the law of the state of New
York applicable to agreements made and to be performed in New
York.

          15.6 Jurisdiction. The courts of the state of New York and the United States District Court for the Southern District of New York shall have exclusive jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this agreement or the transactions contemplated by this agreement. A summons or complaint in any such action or proceeding may be served by mail in accordance with section 15.2.

          15.7 Separability. If any provision of this agreement is invalid or unenforceable, the balance of this agreement shall remain in effect.

          15.8 Reasonable Efforts. Whenever any party is required to take reasonable efforts, such party shall not be required to make any payment.

          15.9 Assignment. Except as provided in the following sentence, no party may assign any of its rights or delegate any of its duties under this agreement without the consent of the others.
No Holder may sell or transfer any of its Bonds or Class B Stock unless the purchaser executes an instrument agreeing unconditionally to be bound by all of the terms and conditions of this agreement and making the representations and warranties set forth in section 6. If the Water Street Fund and any other Holders sells (or enters into an agreement to sell) or otherwise transfers control (or enters into an agreement to transfer control) of an aggregate of 50.1% or more of the total outstanding amount of the Bonds to one or more related persons, as a further condition to the transaction, section 1.2 of this agreement shall be amended to provide for an additional payment to ML Opportunity at the Closing in an amount equal to 5% of the excess of the Value of the Systems over $180,000,000 (or if the transaction is consummated after the Closing, the additional payment shall be made upon the closing of the transaction). For purposes of this section, the Value of the Systems shall be the sum of (a) $162,406,000 times the percentage of the face amount of the Bonds at which the Bonds are sold, plus (b) $90,000,000.

                              MARYLAND CABLE PARTNERS, L.P.

                              By:  Maryland Cable General
                                   Partner, Inc., its General
                                   Partner


                              By:___________________________



                              ML MEDIA OPPORTUNITY PARTNERS,
                                   L.P.

                              By:  MEDIA MANAGEMENT OPPORTUNITY

                                     PARTNERS
                              By:  RP OPPORTUNITY MANAGEMENT,

                                     L.P.
                              By:  IMP OPPORTUNITY MANAGEMENT,
                                     INC.



                              By:


                              MARYLAND CABLE HOLDINGS CORP.



                              By:


                              MARYLAND CABLE CORP.



                              By:


                              ML CABLE PARTNERS



                              By:

     The following holders of the Bonds agree to become parties to the foregoing Exchange Agreement.




                              ____________________________


                              ____________________________


                              ____________________________